Exhibit 99.1

For Immediate Release Contact: Fred Zinn Drew Industries, 914-428-9098 or Ryan McGrath Lambert, Edwards & Associates 616-233-0500 or rmcgrath@lambert-edwards.com

Drew Industries Presents Webcast of
Fourth Quarter Conference Call on February 12

WHITE PLAINS, NY, January 28, 2009 —  Drew Industries Incorporated (NYSE: DW), a White Plains, NY-based manufacturer of components for the recreational vehicle and manufactured housing industries, will release its fourth quarter 2008 financial results after the market closes on Wednesday, February 11, 2009.

Drew Industries also will host a conference call on Thursday, February 12 at 11 a.m. ET to discuss its results and other business matters.  Participation in the question-and-answer session of the call will be limited to institutional investors and analysts.  Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on Drew Industries’ website at www.drewindustries.com.

Participating in the conference call will be:

Leigh Abrams, Chairman, Drew Industries
Fred Zinn, President and CEO, Drew Industries
Joe Giordano, CFO and Treasurer, Drew Industries
Jason Lippert, President, CEO and Chairman, Lippert Components, Inc.

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 29 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

# # #